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             THIRD AMENDMENT TO SAVINGS AND PROFIT SHARING PLAN FOR
            EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1991)

     The Savings and Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc. (As Amended and Restated Effective January 1, 1991) (the "Plan") is hereby amended as follows:

                                    ARTICLE 1

     Section 3.1 of the Plan is amended by adding the following new paragraph at the end thereof, effective immediately:

          In the case of an individual who is an employee of First Interstate Bank of Wyoming, N.A. or First Interstate Bank of Montana, N.A. on the date such organization first becomes an Affiliate, and who has completed one year of Eligibility Service on or before that date, participation shall begin immediately on that date.

                                    ARTICLE 2

     Section 3.2 of the Plan is amended by adding the following new paragraph at the end thereof, effective immediately:

          For purposes of determining the Eligibility Service of an individual who is an employee of First Interstate Bank of Wyoming, N.A. or First Interstate Bank of Montana, N.A. on the date such organization first becomes an Affiliate, service previously completed by the individual as an employee of either such organization (including service for any affiliated or predecessor entity taken into account for eligibility purposes in a qualified pension or profit sharing plan maintained by such organization) shall be taken into account to the same extent as service completed for an Employer.


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                                    ARTICLE 3

     The following sentence is added at the end of subsection (a) of Section 6.4 of the Plan, effective October 1, 1996:

          Solely for purposes of determining whether a Participant's vested Account balance may be distributed to him without his consent, if the vested portion of the Account balance exceeded $3,500 at the time of any distribution to the Participant, the vested portion of the Account balance shall thereafter be deemed to exceed $3,500.

                                    ARTICLE 4

     Section 6.8 of the Plan is amended NUNC PRO TUNC to correct the first sentence of subsection (d) thereof to read as follows:

     (d)  The term of such loan shall not exceed the earlier of --

          (1) five years (fifteen years in the case of a loan for the acquisition of a principal residence of the borrower) or

          (2) such borrower's termination of employment (in the case of a loan to a Participant).

                                    ARTICLE 5

     Except as modified herein, all provisions of the Plan shall remain in full force and effect.

     DATED this 19th day of September, 1996.


                                        FIRST INTERSTATE BANCSYSTEM OF MONTANA,
                                          INC.


                                        By: /s/ Robert A. Jones
                                            ------------------------------------
                                            Its Senior Vice President
                                                --------------------------------


                                                            "Employer"


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